UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38984	77-0701774
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

820 S. Friendswood Drive, Suite 201 Friendswood, Texas	77546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 788-9007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CSTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 1, 2020, upon recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of Castle Biosciences, Inc. (the “Company”), the Board approved an increase in its authorized size from seven members to eight members and appointed Miles Harrison to fill the vacancy created by such increase and to serve as a Class I director until the Company’s 2020 annual meeting of stockholders.
Mr. Harrison will receive compensation for his services as a director in accordance with the Company’s Amended Compensation Policy (as defined and described in Item 8.01 below). The Amended Compensation Policy provides for annual cash compensation of $40,000 for service on the Board, payable in equal quarterly installments and pro-rated for any partial months of service. In addition, pursuant to the Amended Compensation Policy, on April 1, 2020, Mr. Harrison was granted a stock option to purchase 16,000 shares of the Company’s common stock, with one-third of the shares vesting on April 15, 2021 and the remaining shares vesting in equal monthly installments over the next two years. In addition, Mr. Harrison will enter into the Company’s standard from of indemnification agreement for its directors and executive officers.
There is no arrangement or understanding between Mr. Harrison and any other person pursuant to which Mr. Harrison was appointed as a director. There are no transactions between the Company and Mr. Harrison that would require disclosure under Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.
The Centers for Medicare and Medicaid Services has notified the Company that, for dates of service beginning on or after April 1, 2020 through December 31, 2021, the Medicare payment rate for the DecisionDx-MelanomaTM test under Medicare’s Clinical Laboratory Fee Schedule is $7,193.00.
The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.
By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01, the Company makes no admission as to the materiality of such information. The information contained in this Item 7.01 is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 8.01 Other Events.
Upon recommendation of the Compensation Committee of the Board, the Board approved, effective as of April 1, 2020, an amendment to the Company’s Non-Employee Director Compensation Policy (as amended, the “Amended Compensation Policy”). The terms of the Amended Compensation Policy are summarized below.
The Amended Compensation Policy is applicable to each member of the Board who is not also serving as an employee or consultant to the Company and supersedes any agreements the Company has with individual directors, and provides that each such non-employee director will receive the following compensation for service on the Board:
•an annual cash retainer of $40,000;
•an additional annual cash retainer of $40,000 for service as chairman of the Board;
•an additional annual cash retainer of $10,000, $7,500 and $5,000 for service as a member of the audit committee, compensation committee and the nominating and corporate governance committee, respectively (committee chairs will not receive this retainer in addition to the committee chair service retainer);
•an additional annual cash retainer of $20,000, $15,000 and $10,000 for service as chair of the audit committee, compensation committee and the nominating and corporate governance committee, respectively;
•an initial option grant to purchase 16,000 shares of our common stock on the date of each such non-employee director’s appointment to our board of directors, one-third of the shares vesting on the one year anniversary of the

Vesting Commencement date (as defined below) and the remaining shares vesting in equal monthly installments over the next two years. The “Vesting Commencement Date” means the 15th day of the month in which the initial option grant was granted, provided that if the initial option grant was granted after the 15th day of a month, the Vesting Commencement Date shall be the 1st day of the month immediately following the month in which the initial option grant was granted; and
•an annual option grant to purchase 8,000 shares of our common stock on the date of each of our annual stockholder meetings, vesting one year following the grant date.
Each of the option grants described above will be granted under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”). Each such option grant will vest and become exercisable subject to the director’s continuous service to the Company, provided that each option will vest in full upon a change in control (as defined in the 2019 Plan). The term of each option will be 10 years, subject to earlier termination as provided in the 2019 Plan, provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be three months from the date of termination. An eligible director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash may be paid or equity awards are to be granted, as the case may be.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE BIOSCIENCES, INC.

	By:	/s/ Frank Stokes
Frank Stokes
Chief Financial Officer
Date: April 1, 2020